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                                  EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-55131) and Forms S-8 (No. 333-28101 and 333-28065) of Sterling
Financial Corporation and in the related prospectuses of our report dated January 22, 2002 (except Note 26 as to which the date is February 28, 2002), with respect to the consolidated financial statements of Sterling Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 26, 2002